                                                                   EXHIBIT 10.25


                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


      THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 5, 1998 (the "Closing Date"), by and among STM WIRELESS, INC., a Delaware corporation (the "Purchaser"), and DIREC-TO-PHONE INTERNATIONAL, INC., a Delaware corporation and wholly-owned subsidiary of the Company ("DTPI").

                                R E C I T A L S :

      WHEREAS, concurrently with the execution hereof, DTPI and Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, L.P. (collectively, "Pequot") are entering into a Stock Purchase Agreement (the "Purchase Agreement") pursuant to which Pequot will purchase, and DTPI will sell and issue to Pequot, an aggregate of One Million Two Hundred Thousand (1,200,000) shares of newly issued Series A Preferred Stock of DTPI, $.0001 par value, which shall constitute in the aggregate twenty five percent (25%) of the outstanding capital stock of DTPI on a Fully Diluted Basis; and

      WHEREAS, the Purchaser desires to purchase, and DTPI desires to sell and issue to the Purchaser at the Closing, an aggregate amount of one million (1,000,000) shares of newly issued Series B Preferred Stock of DTPI, $.0001 par value (the "Series B Stock"), which, together with the Common Stock of DTPI, $.0001 par value (the "Common Stock") held by the Company, shall constitute in the aggregate seventy five percent (75%) of the outstanding capital stock of DTPI on a Fully Diluted Basis (as defined in Section 6.1 below); and

      WHEREAS, in reliance on this Agreement and the representations, warranties and agreements of the parties contained herein, each of the parties is entering into this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE 1
                       PURCHASE, SALE AND TERMS OF SHARES

      1.1 The Purchased Shares. DTPI has authorized the issuance and sale of an aggregate of one million (1,000,000) shares of Series B Stock (the "Purchased Stock") to the Purchaser which represents 25% of the capital stock of DTPI immediately following the Closing on a Fully Diluted Basis (as defined in the Purchase Agreement).

      1.2 The Closing. Upon the execution of this Agreement, DTPI agrees to issue and sell to Purchaser, and, the Purchaser agrees to purchase the Purchased Stock for the purchase price of $5.00 per share.

            Upon execution of this Agreement, DTPI shall deliver one or more certificates evidencing the Purchased Stock, registered in the name of Purchaser, evidencing the shares of Series

B Stock to be purchased by the Purchaser, against payment of the purchase price therefor by cancellation of indebtedness that is due and owing to the Purchaser from DTPI.

                                    ARTICLE 2
                        REPRESENTATIONS OF THE PURCHASERS

      2.1 Representations by Purchasers. The Purchaser represents and warrants to DTPI, on and as of the date of this Agreement, as follows:

            (a)   Investment.

                  (i) Purchaser has been advised that all Purchased Stock to be purchased by Purchaser from DTPI hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor qualified under any state securities laws on the ground, among others, that no distribution or public offering of the Purchased Stock is to be effected, and that in this connection DTPI is relying in part on the representations of Purchaser set forth herein.

                  (ii) It is Purchaser's intention to acquire the Purchased Stock solely for its own account and that the Purchased Stock is being and will be acquired for investment purposes only, and not with a view to distribution or resale of the Purchased Stock.

                  (iii) Purchaser is able to bear the economic risk of an investment in the Purchased Stock acquired by it pursuant to this Agreement and can afford to sustain a total loss on such investment.

                  (iv) Purchaser is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Purchased Stock. Purchaser has not been formed or organized for the specific purpose of acquiring the Purchased Stock. Purchaser hereby acknowledges that it has, or its representatives have, received all such information as it considers necessary for evaluating the risks and merits of acquiring the Purchased Stock.

                  (v) Purchaser understands that it may not be readily able to sell or dispose of the Purchased Stock and may thus have to bear the risk of its investment for a substantial period of time, or forever. Purchaser is aware that the Purchased Stock may not be sold pursuant to Rule 144 under the Securities Act unless certain conditions have been met and until such Purchaser has held the Purchased Stock for at least 1 year. Among the conditions for use of Rule 144 is the availability of current information to the public about DTPI.

                  (vi) Purchaser is an "accredited investor" for purposes of Regulation D promulgated by the Commission under the Securities Act and, by reason of its business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by DTPI or any Affiliate or selling agent of DTPI, directly or indirectly), has the capacity to protect its own interests in connection with the purchase of the Purchased Stock.

                  (vii) Purchaser acknowledges that the certificates representing the Purchased Stock, when issued, shall contain the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

            (b)   Authorization.

                  (i) Purchaser is a duly organized and validly existing corporation in good standing under and by virtue of the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under this Agreement, the Stockholders Agreement, in the form attached hereto as Exhibit A, and the Registration Rights Agreement, in the form attached hereto as Exhibit B;

                  (ii) Purchaser has duly authorized, executed and delivered this Agreement, the Stockholders Agreement and the Registration Rights Agreement;

                                    ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND DTPI

      DTPI represents and warrants on and as of the date of this Agreement, except as set forth in the Disclosure Schedule attached hereto as Schedule B (the "Disclosure Schedule"):

      3.1 Organization and Standing of DTPI. DTPI is a duly organized and validly existing corporation in good standing under and by virtue of the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as presently conducted.

      3.2 Corporate Action. DTPI has all necessary corporate power and authority to execute and deliver and perform its obligations under this Agreement, the Stockholders Agreement and the Registration Rights Agreement, and all the transactions contemplated hereby and thereby, including the sale and issuance of the Purchased Stock.

      3.3 Validity of Purchased Stock. The Purchased Stock will be, when issued upon the terms and for the consideration specified in this Agreement, validly issued and outstanding, fully paid and nonassesable.

                                    ARTICLE 4
                              DELIVERIES AT CLOSING

      4.1 Deliveries and Filings. Simultaneously with the execution of this Agreement, the following agreements and instruments shall be executed and/or delivered, as appropriate:

            (a) Stockholders Agreement. A Stockholders Agreement among DTPI, Pequot and the Purchaser in the form attached hereto as Exhibit A.

            (b) Registration Rights Agreement. A Registration Rights Agreement among DTPI, Pequot and the Purchaser in the form attached hereto as Exhibit B.

            (c) Restated Certificate of Incorporation. The Restated Certificate of Incorporation in the form attached hereto as Exhibit C which has been filed with the Delaware Secretary of State.

            (d) Supply Agreement. A Supply Agreement between DTPI and the Purchaser in the form attached hereto as Exhibit D.

                                    ARTICLE 5
                                  MISCELLANEOUS

      5.1 No Waiver; Cumulative Remedies. No failure or delay on the part of DTPI or the Purchaser or any other party having rights hereunder in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      5.2 Amendments, Waivers and Consents. Except as otherwise provided herein, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived only if DTPI and the Purchaser shall consent in writing thereto. Any waiver or consent may be prospective or retroactive and may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      5.3 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic or facsimile communication) and mailed, by certified or registered mail, or telegraphed, or sent by facsimile transmission, or delivered to the applicable party at the address indicated below:

            If to DTPI:

                  Emil Youssefzadeh
                  Chief Executive Officer
                  Direct-To-Phone International, Inc.
                  One Mauchly
                  Irvine, California  92618-2305
                  Facsimile:  714-753-0808

            With a copy to:

                  K.C. Schaaf, Esquire
                  Stradling Yocca Carlson & Rauth
                  660 Newport Center Drive, Suite 1600
                  Newport Beach, California 92660
                  Facsimile:  714-725-4100

            If to the Purchaser:

                  Emil Youssefzadeh
                  President and Chief Executive Officer
                  STM Wireless, Inc.
                  One Mauchly
                  Irvine, California  92618-2305
                  Facsimile:  714-753-0808

            With a copy to:

                  K.C. Schaaf, Esquire
                  Stradling Yocca Carlson & Rauth
                  660 Newport Center Drive, Suite 1600
                  Newport Beach, California 92660
                  Facsimile:  714-725-4100

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, sent by facsimile transmission with confirmation of transmission, or personally delivered, be effective upon facsimile transmission or personal delivery.

      5.4 Costs, Expenses and Taxes. The Purchaser and DTPI shall bear their own costs and expenses incurred in connection with the investigation, preparation, execution and delivery of this Agreement, the Stockholders Agreement, the Registration Rights Agreement and the other instruments and documents to be delivered hereunder and thereunder and the transactions contemplated hereby and thereby.

      5.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of DTPI and the Purchaser and their respective successors and assigns.

      5.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement, or any other instrument or document delivered in connection herewith, shall survive the execution and delivery hereof for a period of one year from the date of this Agreement.

      5.7 Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements, representations, discussions or understandings concerning the subject matter thereof.

      5.8 Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

      5.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

      5.10 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      5.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      5.12 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser, DTPI shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      5.13 Waiver of Jury Trial; Consent to Jurisdiction. Each of the parties irrevocably (a) waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, or any of the transactions contemplated hereby, (b) submits to the nonexclusive personal jurisdiction in the State of California, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of California for the purpose of litigation to enforce this Agreement, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 5.3 for the giving of notices to the parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    STM WIRELESS, INC.



                                    By:_________________________________________
                                       Name:
                                       Title:



                                    DIREC-TO-PHONE INTERNATIONAL, INC.



                                    By:_________________________________________
                                       Name:
                                       Title: